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                       ADVISORY AGREEMENT

         ALLIANCE MORTGAGE SECURITIES INCOME FUND, INC.
                   1345 Avenue of the Americas
                    New York, New York 10105

                                       July 22, 1992


Alliance Capital Management L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

         We herewith confirm our agreement with you as follows:

         1. We are an open-end, diversified management investment company registered under the Investment Company Act of 1940 (the "Act"). We are currently authorized to issue one class of Common Stock and our Board of Directors is authorized to reclassify and issue any unissued shares to any number of additional classes or series (Portfolios) each having its own investment objective, policies and restrictions, all as more fully described in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement filed on our behalf under the Securities Act of 1933 and the Act. We propose to engage in the business of investing and reinvesting the assets in each of our Portfolios in securities of the type and in accordance with the limitations specified in our Articles of Incorporation, By-Laws, Registration Statement filed on our behalf under the Securities Act of 1933 and the Act, and any representations made in our Prospectus and Statement of Additional Information, all in such manner and to such extent as may from time to time be authorized by our Board of Directors.
We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.

         2. (a) We hereby employ you to manage the investment and reinvestment of the assets in each of our Portfolios as above specified, and, without limiting the generality of the foregoing, to provide management and other services specified below.

              (b) You will make decisions with respect to all purchases and sales of securities in each of our Portfolios. To carry out such decisions, you are hereby authorized, as our agent and attorney in fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of our assets. In all purchases, sales and other transactions in securities in each of our Portfolios you are authorized to



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exercise full discretion and act for us in the same manner and with the same force and effect as our corporation itself might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

         (c) You will report to our Board of Directors at each meeting thereof all changes in each Portfolio since the prior report, and will also keep us in touch with important developments affecting any Portfolio and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual issuers of securities included in our Portfolio, the activities in which they engage, the conditions prevailing in the markets for mortgage-related securities, or the economy generally. You will also furnish us with such statistical and analytical information with respect to securities in each of our Portfolios as you may believe appropriate or as we reasonably may request. In making such purchases and sales of securities in each of our Portfolios, you will bear in mind the policies set from time to time by our Board of Directors as well as the limitations imposed by our Articles of Incorporation and in our Registration Statement under the Securities Act of 1933 and the Act, the limitations in the Act and of the Internal Revenue Code in respect of regulated investment companies and the investment objective, policies and restrictions for each of our Portfolios.

         (d) It is understood that you will from time to time employ or associate with yourselves with such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this agreement and at our request you will provide to our corporation persons satisfactory to our Board of Directors to serve as our officers. You and your affiliates (other than us) will also provide persons, who may be our officers, to render such clerical, accounting and other services to us as we may from time to time request of you. Such personnel may be employees of you or your affiliates. We will pay to you or your affiliates the cost of such personnel for rendering such services to us at such rates as shall from time to time be agreed upon between us, provided that all time devoted to the investment or reinvestment of our portfolio securities shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates (other than us) shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to


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the requirements of any regulatory authority to which you may be subject. You or your affiliates (other than us) shall also be responsible for the payment of any expenses incurred in promoting the sale of our shares (other than the portion of the promotional expenses to be borne by us in pursuant to an effective plan pursuant to Rule 12b-1 under the Act, the costs of printing our prospectuses and other reports to stockholders and fees related to registration with the Securities and Exchange Commission and with state regulatory authorities).

         3. It is further agreed that you shall be responsible for the portion of the net expenses of each of our Portfolios (except taxes, brokerage, interest, distribution service fees paid in accordance with an effective plan pursuant to Rule 12b-1 under the Act and extraordinary expenses) incurred by us during each of our fiscal years or portion thereof that this agreement is in effect between us which in any such year exceeds one percent (1%) of such Portfolio's average daily net assets during
such year.   We hereby confirm that, subject to the foregoing, we
shall be responsible and hereby assume the obligation for payment of all our other expenses, including: (a) payment of the fee payable to you under paragraph 5 hereof; (b) custody, transfer, and dividend disbursing expenses; (c) fees of directors who are not your affiliated persons; (d) legal and auditing expenses; (e) clerical, accounting and other office costs; (f) costs of personnel providing services to us, as provided in subparagraph 2(d) above; (g) costs of printing our prospectuses and stockholder reports; (h) costs of maintenance of corporate existence; (i) interest charges, taxes, brokerage fees and commissions; (j) costs of stationery and supplies; (k) expenses and fees related to registration and filing with the Securities and Exchange Commission and with state regulatory authorities; and (l) such promotional expenses as may be contemplated by an effective plan pursuant to Rule 12b-1 under the Act; provided, that our payment of such promotional expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan.

         4. We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.



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         5.   In consideration of the foregoing we will pay you a
quarterly fee, payable for the preceding quarter on the first business day of January, April, July and October, based upon the value of our net assets at the close of business on the last business day immediately preceding such payment date as follows:
 .1375 of 1% of the value of our net assets up to $500,000,000 and .125 of 1% of the value of our net assets in excess of
$500,000,000; provided, however, that for the portion of any quarter, if this agreement becomes effective after the beginning of such quarter or terminates prior to the end of such quarter, such compensation shall be prorated according to the proportion which such portion of a quarter bears to a full quarter. Your reimbursement, if any, of our expenses as provided in paragraph 3 above will be annualized on a quarterly basis. Payment of the advisory fee will be reduced or postponed, if necessary, with any adjustments made after the end of the year.

         6. This agreement shall become effective on the date hereof and shall remain in effect until December 31, 1992 and thereafter for successive twelve-month periods (computed from each January 1), with respect to each Portfolio provided that such continuance is specifically approved at least annually by our Board of Directors or by majority vote of the holders of the outstanding voting securities (as defined in the Act) of such Portfolio, and, in either case, by a majority of our directors who are not parties to this agreement or interested persons, as defined in the Act of any such party (other than as directors of our corporation) provided further, however, that if the continuation of this agreement is not approved as to a Portfolio, you may continue to render to such Portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations, thereunder. Upon the effectiveness of this agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This agreement may be terminated with respect to any Portfolio at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities (as so defined) of such Portfolio, or by a vote of a majority of our Board of Directors on sixty days' written notice to you, or by you with respect to any Portfolio on sixty days' written notice to us.

         7. This agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.



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         8.   (a)  Except to the extent necessary to perform your
obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the Directors of Alliance Capital Management Corporation, general partner, who may also be a director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

              (b)  You will notify us of any change in the
general partners of your partnership within a reasonable time after such change.

         If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                  Very truly yours,

                                  Alliance Mortgage Securities
                                      Income Fund, Inc.


                                  By/s/David H. Dievler
                                    ____________________
                                       David H. Dievler
                                       Chairman


Accepted: As of July 22, 1992

Alliance Capital Management L.P.

By Alliance Capital Management Corporation, general partner


By/s/    John D. Carifa
    ____________________________
         John D. Carifa
         Executive Vice President









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